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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Current Report on Form 8-K of Open Market, Inc. ("Open Market") of our report dated March 10, 1999 relating to the financial statements of FutureTense, Inc., which appear in the registration statement (No. 333-84801 as filed on August 6, 1999 and amended on September 2, 1999 and September 7, 1999) on Form S-4 as filed by Open Market.

/s/ PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP

Boston, Massachusetts
November 1, 1999